Exhibit 10.26

SECOND AMENDMENT TO PROMISSORY NOTE

Reference is made to that certain Promissory Note, dated March 8, 2024 (the “Original Note”), by and between Bellevue Life Sciences Acquisition Corp., a Delaware corporation (the “Maker”), and Josh Pan (the “Holder”), as amended pursuant to that certain Amendment to Promissory Note dated September 20, 2024 (the “First Amendment,” and together with the Original Note, the “Note”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Note.

1. Extension of the Maturity Date. The parties hereto agree that Section 1 of the Note shall be amended and restated in its entirety as follows: “The Principal balance of this Note shall be payable by the Maker on December 31, 2026. The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or stockholder of the Maker be obligated personally for any obligations or liabilities of the Maker hereunder.”

2. Binding Effect. Except as amended pursuant to paragraph 1 above, the Note shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed by each of the parties hereto.

3. Counterparts. This amendment may be executed in one or more counterparts (including by electronic transmission), each of which will be deemed to be an original copy of this amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be duly executed as of the latest date set forth below.

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

By:	/s/ Kuk Hyoun Hwang
Name:	Kuk Hyoun Hwang
Title:	Chief Executive Officer
Date:	2/12/2025

ACCEPTED AND AGREED:

By:	/s/ Josh Pan
Josh Pan, individually
Date:	2/12/2025

[Signature page to Promissory Note Amendment]